SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2008 (July 23, 2008)

NORPAC TECHNOLOGIES, INC.
 (Exact name of registrant as specified in Charter)

Nevada	000-27147	95-4705831
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5047 Robert J Mathews Parkway, Suite 400
El Dorado Hills, California 95762
  (Address of Principal Executive Offices)

(916) 941-1403
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.

Item 1.01  Entry into a Material Definitive Agreement

On July 23, 2008, Norpac Technologies, Inc. (the “Company” or “Norpac”) entered into a Regulation S Subscription Agreement (the “Subscription Agreement”) pursuant to which the Company agreed to issue and sell 10,500,000 shares of its common stock and warrants to purchase 10,500,000 shares of common stock at an exercise price of $0.20 per share to non-U.S. persons (the “Investors”) for an aggregate purchase price of $1,575,000 (the “Financing”).

The Financing was completed in connection with a reverse take-over transaction that closed on July 24, 2008 by which the Company acquired a cellular amplifier business pursuant to a Share Exchange Agreement, as amended  (the “Exchange Agreement”) by and among the Company, CelLynx, Inc., a California corporation (“CelLynx”), and twenty-three (23) shareholders who, immediately prior to the closing of the transactions contemplated by the Exchange Agreement, collectively held 100% of CelLynx’s issued and outstanding share capital (the “CelLynx Owners”).

Under the Subscription Agreement, the Company issued 10,500,000 shares of its common stock and warrants (the “Warrants”) to purchase 10,500,000 shares of common stock at an exercise price of $0.20 per share to the Investors for an aggregate purchase price of $1,575,000 million, or $0.15 per share, payable in cash and through the cancellation of debt.  The proceeds from the Financing were allocated as follows: $100,000 to pay current obligations of Norpac, $225,000 as cancellation of current debt of Norpac and the remaining $1,250,000 for working capital.  The Warrants expire on July 22, 2010 except in the event that at any time CelLynx has manufactured 25 or more of its mobile or home repeater units, then the Company may, at its option, accelerate the expiry of the Warrants by giving notice (“Notice of Acceleration”) to the holder thereof.  If the holder does not exercise the Warrant within 30 days of the giving of the Notice of Acceleration, the Warrants will expire and the holder will have no further rights to acquire any shares of the Company under the Warrants.

The descriptions of the Subscription Agreement and the Warrants are qualified in their entirety by the contents of such agreements, which are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

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Item 3.02  Unregistered Sales of Equity Securities

On July 23, 2008, and also as more fully described in Item 1.01 above, pursuant to the Subscription Agreement, we issued 10,500,000 shares of our common stock and warrants to purchase 10,500,000 shares of our common stock at an exercise price of $0.20 per share to the Investors in connection with the closing of the Financing.  The issuance of the common stock to the Investors pursuant to the Subscription Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation S thereof.  We made this determination based on the representations of the Investors, which included, in pertinent part, that such persons were “Non-U.S. Persons” within the meaning Regulation S promulgated under the Securities Act, that such persons were not in the U.S. at the time of the offer to purchase the securities was received, that such persons will not engage in hedging transactions with regard to the securities unless in compliance with the Securities Act, that such persons were acquiring our common stock for investment purposes for their own respective accounts and not as nominees or agents and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 9.01  Financial Statement and Exhibits.

(d)  Exhibits

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of Subscription Agreement dated July 23, 2008

10.2	Form of Warrant dated July 23, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORPAC TECHNOLOGIES, INC.

Date: July 29, 2008	By:	/s/ Daniel R. Ash
Daniel R. Ash
Chief Executive Officer

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